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  |   | STEGMAN
  |   | & COMPANY
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                                              March 3, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

                      Re: View Systems, Inc.
                         File No. 0-30178

Dear Sir or Madam:

     We have read item 4 of the Form 8-K filed on March 3, 2004 and we agree with the statements made in the second paragraph related to our resignation as independent accountants of View Systems, Inc.


                                              Very truly yours,


                                              /s/ Stegman + Company

                                              Stegman & Company


    Suite 200, 405 East Joppa Road  Baltimore Maryland 21286
* 410-823-8000 * 1-800-686-3883 * Fax: 410-296-4815 * www.stegman.com *